UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2018 (June 29, 2018)

THE CORETEC GROUP INC.

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in June 2016, Coretec Industries LLC, the wholly-owned subsidiary of The Coretec Group Inc. (the “Company”), signed an exclusive licensing agreement (the “Exclusive Licensing Agreement”) with the NDSU Research Foundation (“NDSU/RF”), pursuant to which the Company had sponsored North Dakota State University to provide research and to license certain technologies from August 14, 2015 to June 30, 2017. The Company was to provide compensation to NDSU/RF and NDSU/RF was to provide certain deliverables to the Corporation. However, a dispute arose between the Corporation and NDSU/RF regarding compensation and deliverables (the “Dispute”).

On June 29, 2018, the Company and Coretec Industries LLC (collectively, the “Coretec”) entered into a settlement agreement and general release (the “Settlement Agreement”) with NDSU/RF to resolve the Dispute, pursuant to which Coretec and NDSU/RF shall fully and forever release each other from the Exclusive Licensing Agreement and mutually release each other of all claims in connection therewith.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement dated June 29, 2018, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1       Settlement Agreement and General Release dated June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2018	THE CORETEC GROUP INC. By: /s/ Michael A. Kraft
Name: Michael A. Kraft Position: Chief Executive Officer